Exhibit 10.3

AMENDMENT TO SHARE PURCHASE AGREEMENT

This AMENDMENT TO SHARE PURCHASE AGREEMENT (the “Amendment”), dated as of June 3, 2019, is entered into between GENEPOC INC., a corporation incorporated under the laws of Canada (“Seller”), MERIDIAN BIOSCIENCE CANADA INC., a corporation incorporated under the laws of British Columbia (“Buyer”), THE SHAREHOLDERS OF SELLER (the “Shareholders”), APRÈS-DEMAIN HOLDING SA, in its capacity of Shareholders’ Representative, and MERIDIAN BIOSCIENCE, INC.

RECITALS

WHEREAS on April 29, 2019, a share purchase agreement (the “Purchase Agreement”) was entered into between the Seller, the Buyer, the Shareholders solely for the purpose of Section 8.01 thereof, Après-Demain Holding SA solely in its capacity of Shareholders’ Representative, and Meridian Bioscience, Inc., solely for the purpose of Sections 2.06, 2.07 and 8.02 thereof, pursuant to which Buyer agreed to purchase, on the Closing Date (as such term is defined in the Purchase Agreement) and the Seller agreed to sell, all of shares held by Seller in the share capital of Genepoc Canada Inc. as of the Closing Date;

WHEREAS Schedule 2 to the Purchase Agreement provides, among other things, a description of the GI Panel Assay including the description of the assay specifications relating to the GI Bacterial Panel under development by the Seller;

WHEREAS on or about May 15, 2019, the Seller and the Buyer reached an agreement about removing the Lari subspecies from the GI Panel Assay;

WHEREAS on or about May 30, 2019, the Seller and the Buyer reached an agreement on a revised version of the sample calculation of the Closing Working Capital, as well as on a revised amount for the Target Working Capital; and

WHEREAS the parties hereto therefore wish to amend the Purchase Agreement as of and from the date hereof in order to reflect the above mentioned agreements.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Amendment, all defined terms shall have the meanings ascribed thereto in the Purchase Agreement, unless otherwise defined herein.

ARTICLE 2

AMENDMENT TO PURCHASE AGREEMENT

2.1	Replacement of Schedule 2 of the Purchase Agreement

Schedule 2 to the Purchase Agreement is hereby deleted in its entirety and replaced by the revised and amended Schedule 2 attached hereto. All references to Schedule 2 in the Purchase Agreement, including in the definitions of GI Panel Assay and RI Assay Panel shall refer to the revised and amended Schedule 2 attached to this Amendment.

2.2	Replacement of Exhibit D of the Purchase Agreement

Exhibit D to the Purchase Agreement is hereby deleted in its entirety and replaced by the revised and amended Exhibit D attached hereto. All references to Exhibit D in the Purchase Agreement, including in the definition of Sample Working Capital Statement shall refer to the revised and amended Exhibit D attached to this Amendment.

2.3	Amendment of Paragraph 2.08 (a)

Paragraph 2.08 (a) of the Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“(a) Closing Adjustment.

(i) At the Closing, the Base Purchase Price shall be adjusted in the following manner:

(A) either (1) an increase by the amount, if any, by which the Estimated Closing Working Capital (as determined in accordance with Section 2.08(a)(ii)) is greater than CA$500,000 (the “Target Working Capital”), or (2) a decrease by the amount, if any, by which the Estimated Closing Working Capital is less than the Target Working Capital;

(B) a decrease by the amount of Estimated Indebtedness.

The net amount after giving effect to the adjustments listed above shall be the actual “Base Cash Payment to be paid at Closing”.

(ii) At least three (3) Business Days before the Closing, Seller shall prepare and deliver to Buyer a statement setting forth its good faith estimate of Closing Indebtedness assumed by the Company under the Asset Transfer Agreement (the “Estimated Indebtedness”) and Closing Working Capital transferred to the Company under the Asset Transfer Agreement (the “Estimated Closing Working Capital”), and a certificate of the Chief Financial Officer of the Seller (without personal liability) that the calculation of Estimated Indebtedness and the Estimated Closing

Working Capital Statement were prepared in accordance with CASPE applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end.”

2.4	Effect of Amendment

Except with respect to the modifications expressly implemented in accordance herewith, the content of this Amendment shall not in any way be interpreted as modifying the terms and conditions of the Purchase Agreement and it contains no other modification, whether implicit or ancillary and no other change in any other respect. Except for Schedule 2 which shall be replaced by the revised and amended Schedule 2 attached hereto, the Purchase Agreement remains in full force and effect, unamended.

ARTICLE 3

GENERAL

3.1	Further Assurances

Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as another party may reasonably require in connection with this Amendment to effectively carry out or better evidence or perfect the full intent and meaning of this Amendment.

3.2	Successors, Assigns and Assignment

This Amendment will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Amendment may not be assigned by any party other than in compliance with and concurrently with the Purchase Agreement.

3.3	Amendments and Waivers

No amendment of this Amendment or further amendment to the Purchase Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto. No waiver of any breach of any provision of this Amendment shall be effective or binding unless made in writing and signed by the party purporting to give same and, unless otherwise provided, will be limited to the specific breach waived.

3.4	Governing Law and Forum

(a) This Amendment shall be governed by and construed in accordance with the internal laws of the Province of Quebec and the federal laws of Canada applicable therein and shall be treated in all respects, as a Quebec contract.

(b) Any legal suit, action or proceeding arising out of or based upon this Amendment shall be heard and determined by the courts of the province of Quebec, district of Montreal.

3.5	Severability

If any provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

3.6	Counterparts

This Amendment may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original but all of which taken together shall be deemed to constitute one and the same agreement. A facsimile transmission of this Amendment bearing a signature on behalf of a party shall be legal and binding on such Party.

3.7	Language

The parties hereto acknowledge that they have required that this Amendment and all related documents be drawn up in English. Les parties aux présentes reconnaissent avoir exigé que le présent amendement et tous les documents connexes soient rédigés en anglais.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

GENEPOC INC.

By:	/s/ Patrice Allibert
Name:	Patrice Allibert
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

MERIDIAN BIOSCIENCE CANADA INC.

By:	/s/ Jack Kenny
Name:	Jack Kenny
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERIDIAN PARENTCO:

MERIDIAN BIOSCIENCE, INC.

By:	/s/ Jack Kenny
Name:	Jack Kenny
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SHAREHOLDER’S REPRESENTATIVE:

APRÈS-DEMAIN HOLDINGS SA

By:	/s/ Thierry Mauvernay
Name:	Thierry Mauvernay
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

INFECTIO RECHERCHE INC.

/s/ Michel G. Bergeron
By:	Michel G. Bergeron
Title:

/s/ Patrice Allibert	/s/ Sébastien Chapdelaine
PATRICE ALLIBERT	SÉBASTIEN CHAPDELAINE

/s/ Maurice Boissinot	/s/ Alban D’Amour
MAURICE BOISSINOT	ALBAN D’AMOUR

/s/ Ann Huletsky	/s/ Regis Peytavi
ANN HULETSKY	REGIS PEYTAVI

/s/ Michel G. Bergeron	/s/ Marie-Josée Paré
MICHEL G. BERGERON	MARIE-JOSÉE PARÉ

/s/ Herbert Torfs	Jean Côté
HERBERT TORFS	JEAN CÔTÉ

/s/ Dany LeBlanc
DANY LEBLANC